Calculation of Filing Fee Tables
S-3
RenovoRx, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	Other	10,638,790	$ 1.02	$ 10,851,565.80	0.0001381	$ 1,498.60
Fees to be Paid	2	Equity	Common Stock underlying Milestone Warrants issued to Insiders	Other	114,210	$ 1.9326	$ 220,722.25	0.0001381	$ 30.48
Fees to be Paid	3	Equity	Common Stock underlying Milestone Warrants issued to Non-Affiliated Institutional Investors	Other	5,205,182	$ 1.751	$ 9,114,273.68	0.0001381	$ 1,258.68
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 20,186,561.73		$ 2,787.76
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,787.76
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.0001 per share ("Common Stock"), in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. Consists of (i) 8,438,790 shares of Common Stock and (ii) 2,200,000 shares of Common Stock issuable upon the exercise of pre-funded warrants of the Registrant. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low sales price of the Common Stock of $1.02 as reported on the Nasdaq Capital Market on April 14, 2026.

[2]	Represents shares of Common Stock issuable upon the exercise of revenue milestone warrants (the "Milestone Warrants") issued to certain directors, officers, or employees of the Registrant with an exercise price of $1.9326 per share.

[3]	Represents shares of Common Stock issuable upon the exercise of Milestone Warrants issued to non-affiliated institutional investors with an exercise price of $1.751 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date